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                                                                   Exhibit 10.20

                     EXECUTIVE SALARY CONTINUATION AGREEMENT


         THIS AGREEMENT, made and entered into this 7th day of June, 2000 by and between Clovis Community Bank, a Bank organized and existing under the laws of the State of California, (hereinafter referred to as the, "Bank"), and Dorothy Graham an Executive of the Bank (hereinafter referred to as the, "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has been and continues to be a valued Executive of the Bank, and is now serving the Bank; and

         WHEREAS, it is the consensus of the Board of Directors (hereinafter referred to as the, "Board") that the Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank and in bringing it to its present status of operating efficiency, and its present position in its field of activity;

         WHEREAS, the Executive's experience, knowledge of the affairs of the Bank, reputation, and contacts in the industry are so valuable that assurance of the Executive's continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure the Executive's remaining in the Bank's employment during the Executive's lifetime or until the age of retirement;

         WHEREAS, it is the desire of the Bank that the Executive's services be retained as herein provided;

         WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay the Executive's or the Executive's beneficiary(ies) certain benefits in accordance with the terms and conditions hereinafter set forth;

         ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this agreement under which the Bank will agree to make certain payments to the Executive at retirement or the Executive's beneficiary(ies) in the event of the Executive's death pursuant to this Agreement;

         FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA").

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The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

         NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

I.       EMPLOYMENT

         The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank. At all times, unless modified in writing, employment shall be deemed at-will.

II.      FRINGE BENEFITS

         The Salary continuation benefits provided by this agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any Salary reduction plan or an arrangement deferring a bonus or a Salary increase. The Executive has no option to take any current payment or bonus in lieu of these Salary continuation benefits except as set forth hereinafter.

III.     RETIREMENT DATE AND NORMAL RETIREMENT AGE

         A.       RETIREMENT DATE:

                  If the Executive remains in the continuous employ of the Bank, then in order to receive the benefits of this program, the Executive shall retire from active employment with the Bank on the December 31st nearest the Executive's sixty-fifth (65th) birthday, unless by action of the Board of Directors this period of active employment shall be shortened or extended.

         B.       NORMAL RETIREMENT AGE:

                  Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

         C.       EARLY RETIREMENT DATE:

                  Early Retirement Date shall mean a retirement from service which is effective prior to the Normal Retirement Age stated herein, provided the Executive has attained age sixty (60).


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IV.      RETIREMENT BENEFIT AND EARLY RETIREMENT BENEFIT

         A.       RETIREMENT BENEFIT:

                  Upon the Executive's Retirement Date [Subparagraph III (A)], the Bank, commencing with the first day of the month following the date of such retirement, shall pay the Executive an annual benefit equal to Forty Thousand Dollars and No/00ths ($40,000.00) * in equal monthly installments (1/12 of the annual benefit) for a period of one hundred and eighty (180) months, subject to Paragraph V. Said benefit amount is set forth in Column (C) of Exhibit A, attached hereto and fully incorporated herein by reference.

                  *(i)     COST OF LIVING INCREASE:

                           For each year that the Executive shall receive a benefit, said benefit amount shall be increased by three percent (3%) from the previous years benefit amount.

         B.       EARLY RETIREMENT BENEFIT:

                  Upon the Executive's Early Retirement Date [Subparagraph III(C)], the Bank, commencing with the first day of the month following the date of such early retirement, shall pay the Executive an annual benefit equal to the Executive's accrued liability benefit at the time of said early retirement multiplied by the Executive's vested percentage in said benefits at the time of said early retirement (Paragraph VII) and then taking into consideration the discount rate [Subparagraph XI(L)].* Said amount shall be payable in equal monthly installments (1/12 of the annual benefit) for a period of one hundred and eighty months (180) months, subject to Paragraph V. Said annual benefit amount is set forth in Column
                  (F) of Exhibit A, attached hereto and fully incorporated herein by reference.

                  *(i)     COST OF LIVING INCREASE:

                           For each year that the Executive shall receive a benefit, said benefit amount shall be increased by three percent (3%) from the previous years benefit amount.


V.       DEATH BENEFIT


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

         Notwithstanding anything herein to the contrary, in the event of the Executive's death, no benefits shall be payable hereunder and this agreement shall automatically terminate effective immediately upon said death of the Executive.



VI.      BENEFIT ACCOUNTING

         The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

VII.     VESTING

         Executive's interest in the benefits that are the subject of this Agreement shall be subject to an annual vesting percentage of ten percent (10%) for each full year of service with the Bank from the first anniversary of the Effective Date of this Agreement [Subparagraph XI (K)] (to a maximum of 100%). Said benefit amount is set forth in Column (D) of Exhibit A, attached hereto and fully incorporated herein by reference.

VIII.    TERMINATION OF EMPLOYMENT AND DISABILITY

         A.       VOLUNTARY TERMINATION OF EMPLOYMENT:

                  Subject to Subparagraph VIII (i) hereinbelow, in the event that the employment of the Executive shall terminate prior to retirement from active employment, as provided in Subparagraphs III (A) and (C), by the Executive's voluntary action, then this agreement shall immediately terminate and the Executive shall not be entitled to receive any benefits under this agreement.

         B.        INVOLUNTARY TERMINATION OF EMPLOYMENT:

                  Subject to Subparagraph VIII (i) hereinbelow, in the event that the employment of the Executive shall terminate prior to retirement from active employment, as provided in Subparagraphs III (A) and (C), by the Bank's discharge of the Executive without cause, then the Executive shall be entitled to receive the Executive's accrued liability balance at the time of said termination multiplied by the Executive's vested percentage in said benefits at the time of said termination (Paragraph VIII) payable in a lump sum upon the Executive attaining Normal Retirement Age [Subparagraph

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                  III(B)]. Said benefit amount is set forth in Column (G) of
                  Exhibit A, attached hereto and fully incorporated herein by reference.

                  (i) DISCHARGE FOR CAUSE: In the event the Executive shall be discharged for cause at any time, all benefits provided herein shall be forfeited. The term for "cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect;
                  (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge for "cause", such dispute shall be resolved by arbitration as set forth in this Executive Plan.

         C.       DISABILITY  BENEFIT:

                  In the event the Executive becomes disabled prior to any Termination of Service, and the Executive's employment is terminated because of such disability, the Executive shall be entitled to receive one hundred percent (100%) of the Executive's accrued liability balance at the time of said disability taking to consideration the discount rate [Subparagraph XI(L)].* Said accrued liability balance shall be divided into fifteen (15) annual payments payable for a period of one hundred and eighty (180) months (1/12th of the annual benefit) commencing with the first day of the month following the date of such termination and continuing each month thereafter until said payments have been completed. Said benefit amount is set forth in Column (H) of Exhibit A attached hereto and fully incorporated herein by reference.

                  *(i)     COST OF LIVING INCREASE:

                           For each year that the Executive shall receive a benefit, said benefit amount shall be increased by three percent (3%) from the previous years benefit amount.

                  Disability shall be defined in the Executive's Employment Agreement in effect at the time of said termination or, if no Employment Agreement is in effect, then as defined in the Bank's long term termination policy in effect at the time of said disability. If neither definition exists at the time of termination and there is a dispute regarding whether the Executive is disabled, such dispute shall be resolved by a physician selected by the Bank, a physician selected by the Executive, and a third physician selected


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                  by each of the other two (2) physicians. Such resolution
                  shall be binding upon all parties to this Agreement.

IX.      CHANGE OF CONTROL

         Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a change in control. Upon a Change of Control, if, within twelve (12) months of said Change of Control the Executive subsequently suffers a Termination of Service (voluntarily or involuntarily) except for cause, or if the Executive's job responsibilities substantially change or the Executive is relocated subsequent to a Change of Control, the Executive shall receive one hundred percent (100%) of the benefit that the Executive would have received had the Executive been employed by the Bank until Normal Retirement Age. Said amount shall be reduced to present value [Subparagraph XI(L)] to the Executive's Normal Retirement Age and paid to the Executive in a lump sum commencing with the first day of the month following the date of such termination. Said benefit amount is set forth in Column (I) of Exhibit A attached hereto and fully incorporated herein by reference.

         Notwithstanding the foregoing, the combined compensation from this Change of Control benefit and any other benefit payable under this Agreement, any other contract provision between the parties, or otherwise on a Change of Control, shall not exceed three (3) times Employee's annualized salary, nor be equal to or in excess of such amount that would constitute a nondeductible or excess parachute payment under Section 280G of the Code or trigger an excise tax under the golden parachute provisions of Section 4999 of the Code.


X.       RESTRICTIONS ON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the


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

         absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

         If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

XI.      MISCELLANEOUS

         A.       ALIENABILITY AND ASSIGNMENT PROHIBITION:

                  Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.


         B.       BINDING OBLIGATION OF THE BANK AND ANY SUCCESSOR IN INTEREST:

                  The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

         C.       AMENDMENT OR REVOCATION:

                  It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

         D.       GENDER:


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

                  Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.







         E.       EFFECT ON OTHER BANK BENEFIT PLANS:

                  Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       HEADINGS:

                  Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

         G.       APPLICABLE LAW:

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of California.

         H.       12 U.S.C. Section 1828(K):

                  Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) or any regulations promulgated thereunder.

         I.       PARTIAL INVALIDITY:

                  If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

           J.     NOT A CONTRACT OF EMPLOYMENT:


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

                  This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate employment. At all times, employment shall remain at-will and either party may terminate the agreement with or without cause and with or without notice.





         K.       EFFECTIVE DATE:

                  The Effective Date of the Plan shall be June 7, 2000.

         L.       PRESENT VALUE:

                  All present value calculations under this Agreement shall be based on the following discount rate:

                  Discount Rate:    The discount rate as used in the FASB 87
                                    calculations for this Executive Plan.

         M.       CONTRADICTION IN TERMS OF AGREEMENT AND EXHIBITS:

                  If there is a contradiction in the terms of this agreement and the exhibits attached hereto with the actual amount of said benefit, then the actual amount of said benefit set forth in the agreement shall control.


XII.     ERISA PROVISION

         A.       NAMED FIDUCIARY AND PLAN ADMINISTRATOR:

                  The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be Clovis Community Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       CLAIMS PROCEDURE AND ARBITRATION:


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

                  In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive's beneficiary(ies) in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim its specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

                  If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty
                  (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of the Executive for "cause", such dispute shall likewise be submitted to arbitration as above-described and the parties hereto agree to be bound by the decision thereunder.


XIII.    TERMINATION OR MODIFICATION OF AGREEMENT BY REASON


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         OF CHANGES IN THE LAW, RULES OR REGULATIONS

         The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Paragraph IX), this paragraph shall become null and void effective immediately upon said Change of Control.









XIV.     EXCESS PARACHUTE PAYMENTS

         Notwithstanding any provision of this Agreement to the contrary, if any benefit payment or portion of any benefit payment under this Agreement shall be a non deductible expense to the Bank by reason of Section 280G of the Code the Bank shall be entitled to, at its option, reduce the benefits to be paid under this Agreement to the extent necessary to avoid the application of 280G of the Code to such payment. This provision can be applied to reduce the benefits under this Agreement to zero, if necessary and so elected by the Bank.

XV.      COMPETITION AFTER TERMINATION OF EMPLOYMENT

         The Bank shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Bank, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius) of the business of the Bank, which enterprise is, or may deemed to be, competitive with any business carried on by the Bank as of the date of termination of the Executive's employment or his retirement. This section shall not apply following a Change of Control.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 7th day of June, 2000 and that, upon execution, each has received a conforming copy.


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


                                           CLOVIS COMMUNITY BANK
                                           Clovis, California



/s/ Janice H. Neary                By: /s/ Daniel J. Doyle
-------------------------------       --------------------------------
Witness                               Daniel J. Doyle
                                      President and Chief Executive Officer



/s/ Janice H. Neary                    /s/ Dorothy Graham
-------------------------------       --------------------------------
Witness                                     Dorothy Graham


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



                          BENEFICIARY DESIGNATION FORM
                      FOR THE EXECUTIVE SALARY CONTINUATION
                                    AGREEMENT


PRIMARY DESIGNATION:

       NAME                        ADDRESS                  RELATIONSHIP
       ----                        -------                  -----------


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SECONDARY (CONTINGENT) DESIGNATION:


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All sums payable under the Executive Salary Continuation Agreement by reason of my death shall be paid to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.




---------------------------------                     --------------------
Dorothy Graham                                               Date


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